Exhibit 16

PBHG Insurance Series Fund

This schedule is included to illustrate how yield* and total return are calculated.


                  Yield    =    2 ( (a-b)  +  1 / 6 / -1)
                                    -----
                                      cd




                               PBHG Growth II                                          PBHG Small Cap
                                 Portfolio                                             Value Portfolio
                               --------------                                          ---------------

            a  =  Total Income             $     9,318.14            a  =  Total Income            $     11,004.99
            b  =  Expenses                 $     7,992.30            b  =  Expenses                $      5,676.43
            c  =  Shares                      791,524.667            c  =  Shares                      583,013.125
            d  =  NAV                      $        10.60            d  =  NAV                     $         10.40
            Yield                                    0.19%           Yield                                    1.06%





                                         PBHG Large Cap                                          PBHG Technology &
                                         Value Portfolio                                      Communications Portfolio
                                         ---------------                                      ------------------------

*Funds w  a  =  Total Income             $     2,620.73            a  =  Total Income            $      8,471.30
          b  =  Expenses                 $       973.90            b  =  Expenses                $      5,365.78
          c  =  Shares                      118,827.181            c  =  Shares                      565,751.992
          d  =  NAV                      $        10.30            d  =  NAV                     $         10.21
          Yield                                    1.62%           Yield                                    0.65%





                                         PBHG Select 20                                          PBHG Mid-Cap
                                            Portfolio                                           Value Portfolio
                                         --------------                                         ---------------

          a  =  Total Income             $     8,517.20            a  =  Total Income            $           --
          b  =  Expenses                 $     5,187.88            b  =  Expenses                $           --
          c  =  Shares                      558,824.648            c  =  Shares                              --
          d  =  NAV                      $         9.99            d  =  NAV                     $           --
          Yield                                    0.72%           Yield                                   0.00%


Exhibit 16

PBHG Insurance Series Fund
December 31, 1997


for period ended December 31, 1997:

          Total Return:          P (1+T) / n / = ERV
          Since Inception:




         PBHG Growth II        PBHG Large Cap         PBHG Small Cap          PBHG Large Cap            PBHG Technology &
           Portfolio*         Growth Portfolio*       Value Portfolio*       Value Portfolio*       Communications Portfolio*
         --------------       -----------------       ----------------       ----------------       -------------------------

 P  =             1,000                   1,000                  1,000                  1,000                           1,000
 n  =                 1                       1                      1                      1                               1
ERV =          1,075.00                1,182.00               1,048.00               1,043.00                        1,041.00
 T  =              7.50%                  18.20%                  4.80%                  4.30%                           4.10%



         PBHG Select 20           PBHG Mid-Cap
          Portfolio*            Value Portfolio*
         --------------         ----------------

 P  =             1,000                    1,000
 n  =                 1                        1
ERV =          1,003.00                 1,050.00
 T  =              0.30%                    5.00%
